Exhibit 4.2

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), NOR UNDER ANY STATE SECURITIES LAWS AND MAY NOT BE PLEDGED, SOLD, ASSIGNED OR OTHERWISE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAW HAS BECOME EFFECTIVE WITH RESPECT THERETO, OR (2) THE RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT OR APPLICABLE STATE SECURITIES LAW IS NOT REQUIRED IN CONNECTION WITH THE PROPOSED TRANSFER.

THE WARRANT AND THE SHARES PURCHASABLE HEREUNDER ARE SUBJECT TO RESTRICTIONS ON TRANSFER AS SET FORTH HEREIN.

COMMON STOCK WARRANT

(Void after the Expiration Date, as defined herein)

ISSUED: July 13, 2009	W- [ ]

This Warrant is issued to [                    ] or [his/its] registered assigns (“Holder”) by EndoStim, Inc., a Delaware corporation having its principal place of business at 10411 Clayton Road, Suite 302, St. Louis, Missouri 63131 (the “Company”), on July 13, 2009 (the “Warrant Issue Date”) in connection with the issuance of that certain 8% Convertible Promissory Note, dated July 13, 2009, in the original principal amount of $[            ], by the Company made in favor of the Holder (the “Note”). All capitalized terms used herein and not otherwise defined herein shall have the meaning ascribed to such terms in the Note.

1. Number of Shares; Term; Exercise Price; Method of Exercise.

1.1 General. Subject to the terms and conditions set forth in this Warrant, and subject to adjustment as provided for in Section 3 hereof, the Holder is entitled, upon surrender of this Warrant at the principal office of the Company (or at such other place as the Company shall notify the Holder in writing), to purchase from the Company, at any time through 11:59 p.m. (St. Louis time) on the Expiration Date, up to [            ] fully paid and nonassessable shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”). The shares of Common Stock issued upon exercise of this Warrant is referred to herein as the “Warrant Shares.”

1.2 Term; Exercise Price.

(a) The Warrants are exercisable at any time from and after July 13, 2009 (the “Effective Date”), but no later than 11:59 p.m., St. Louis, Missouri time on the tenth anniversary of the Effective Date (the “Expiration Date”), and shall be exercisable at a price equal to the Exercise Price.

(b) Subject to adjustment as provided for in Section 3 hereof, the “Exercise Price” will be equal to $0.01 per share of Common Stock.

1.3 Method of Exercise.

(a) While this Warrant remains outstanding and exercisable in accordance with Section 1.2 above, the Holder may exercise, in whole or in part, the purchase rights evidenced hereby. The exercise shall be effected by:

(i) the surrender of the Warrant, together with a duly executed copy of the form of Notice of Exercise which is attached as Exhibit A to the Secretary of the Company at its principal offices;

(ii) the payment to the Company of an amount equal to the aggregate Exercise Price for the number of Warrant Shares being purchased; and

(iii) if the Holder is not already a party thereto, the execution and delivery by the Holder of a counterpart signature page to that certain Stockholders Agreement, by and among the Company and certain Company stockholders, as may be amended from time to time.

(b) This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As promptly as practicable on or after such date and in any event within ten (10) days thereafter, the Company at its expense shall issue and deliver to the person or persons entitled to receive the same a certificate or certificates for the Warrant Shares. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the number of shares for which this Warrant may then be exercised.

2. Shares to be Fully Paid. The Company covenants and agrees that all Warrant Shares will, upon issuance and payment of the applicable Exercise Price, be duly authorized, validly issued, fully paid and nonassessable, and free of all liens and encumbrances, except for restrictions on transfer provided for herein or under applicable federal and state securities laws.

3. Adjustment of Exercise Price and Number of Shares.

The Exercise Price and the total number of Warrant Shares shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 3. Upon each adjustment of the Exercise Price, the Holder of this Warrant shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment, and dividing the product thereof by the Exercise Price resulting from such adjustment.

3.1 Subdivision or Combination of Stock. In the event the outstanding shares of Common Stock shall be increased by a stock dividend, stock split, subdivision, or other similar transaction occurring after the date on which this Warrant was first issued (or, if this Warrant was issued upon partial exercise of, or in replacement of, another Warrant of like tenor, then the date on which such original Warrant was first issued) (either such date being referred to as the “Original Issue Date”) into a greater number of shares of Common Stock, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Warrant

Shares issuable hereunder proportionately increased. Conversely, in the event the outstanding shares of Common Stock shall be decreased by reverse stock split, combination, consolidation, or other similar transaction occurring after the Original Issue Date into a lesser number of shares of Common Stock, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of Warrant Shares issuable hereunder proportionately decreased.

3.2 Reclassification. If any reclassification of the capital stock of the Company or any reorganization, consolidation, merger, or any sale, lease, license, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all, of the business and/or assets of the Company (each, a “Reclassification Event”) shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities, or other assets or property, then, as a condition of such Reclassification Event, lawful and adequate provisions shall be made whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the shares of Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby) such shares of stock, securities, or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby. In any Reclassification Event, appropriate provision shall be made with respect to the rights and interests of the Holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of Warrant Shares), shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities, or assets thereafter deliverable upon the exercise hereof.

3.3 Adjustments for Other Dividends and Distributions . In the event the Company at any time or from time to time after the Original Issue Date shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company or in cash or other property (other than regular cash dividends paid out of earnings or earned surplus, determined in accordance with generally accepted accounting principles), then and in each such event provision shall be made so that the Holder shall receive upon exercise hereof, in addition to the number of shares of Common Stock issuable hereunder, the kind and amount of securities of the Company, cash or other property which the Holder would have been entitled to receive had this Warrant been exercised on the date of such event and had the Holder thereafter, during the period from the date of such event to and including the Exercise Date, retained any such securities receivable during such period, giving application to all adjustments called for during such period under this Section 3 with respect to the rights of the Holder.

3.4 Notice of Adjustment. Upon any adjustment of the Exercise Price or any increase or decrease in the number of Warrant Shares, the Company shall give written notice thereof, no later than 10 days thereafter, by first class mail postage prepaid, addressed to the registered Holder of this Warrant at the address of such Holder as shown on the books of the Company. The notice shall state the Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of shares purchasable at such price upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

4. No Voting or Dividend Rights. Nothing contained in this Warrant shall be construed as conferring upon the Holder hereof the right to vote or to consent to receive notice as a stockholder of the Company on any other matters or any rights whatsoever as a stockholder of the Company. No dividends or interests shall be payable or accrued in respect of this Warrant or the interest represented hereby or the Warrant Shares until, and only to the extent that, this Warrant shall have been exercised.

5. Compliance with Securities Act; Transferability of Warrant, Disposition of Warrant Shares.

5.1 Compliance with Securities Act. The Holder of this Warrant, by acceptance hereof, agrees that this Warrant and the Warrant Shares are being acquired for investment and that it will not offer, sell, or otherwise dispose of this Warrant or any Warrant Shares except under circumstances which will not result in a violation of the Act or any applicable securities laws. This Warrant and all Warrant Shares (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER APPLICABLE STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THE SECURITIES UNDER SAID LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

5.2 Disposition of Warrant Shares. With respect to any offer, sale, or other disposition of the Warrant or any Warrant Shares prior to registration of such shares, the Holder hereof and each subsequent Holder of this Warrant agrees to give written notice to the Company prior thereto, describing briefly the manner thereof, together with a written opinion of such holder’s counsel, if reasonably requested by the Company, to the effect that such offer, sale or other disposition may be effected without registration or qualification (under the Act as then in effect or any federal or state law then in effect) of such Warrant or Warrant Shares, as the case may be, and indicating whether or not under the Act certificates for such Warrant or Warrant Shares to be sold or otherwise disposed of require any restrictive legend as to applicable restrictions on transferability. Promptly upon receiving such written notice and opinion, the Company, as promptly as practicable, shall notify such Holder that such Holder may sell or otherwise dispose of such Warrant or Warrant Shares, all in accordance with the terms of the notice delivered to the Company. If a determination has been made pursuant to this subparagraph 5.2 that the opinion of the counsel for the Holder is not reasonably satisfactory to the Company, the Company shall so notify the Holder promptly after such determination has been made. Notwithstanding the foregoing, such Warrant or Warrant Shares may be offered, sold or otherwise disposed of in accordance with Rule 144 under the Act, provided that the Company shall have been furnished with such information as the Company may request to provide reasonable assurance that the provisions of Rule 144 have been satisfied. Each certificate representing the Warrant or Warrant Shares thus transferred (except a transfer pursuant to Rule 144) shall bear a legend as to the applicable restrictions on transferability in order to insure compliance with the Act, unless in the aforesaid opinion of counsel for the Holder, such legend is not required in order to insure compliance with the Act. The Company may issue stop transfer instructions to its transfer agent in connection with such restrictions.

5.3 Market Standoff. The Holder agrees that if so requested by the Company or any representative of the underwriters in connection with registration of the initial public offering of any securities of the Company under the Act, the Holder shall not sell or otherwise transfer any Warrant Shares or any other securities of the Company during the 180 day period following the effective date of such registration statement. The Company may impose stop transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180 day period.

6. Modification and Waiver.

6.1 This Warrant and any provision hereof may be changed, waived, discharged, or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.

6.2 No waivers of, or exceptions to, any term, condition or provision of this Warrant, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

7. Notices. Any notice, request, or other document required or permitted to be given or delivered to the Holder hereof or the Company shall be delivered or shall be sent by certified mail, postage prepaid, to each such Holder at its address as shown on the books of the Company or to the Company at the address indicated therefor in the first paragraph of this Warrant or such other address as either may from time to time provide to the other.

8. Governing Law. This Warrant shall be governed in all respects by and construed in accordance with the laws of the State of Delaware without regard to provisions regarding choice of laws.

9. Lost Warrants. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction, or mutilation of this Warrant and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant, the Company, at its expense, will make and deliver a new Warrant, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant.

10. Fractional Shares. No fractional shares shall be issued upon exercise of this Warrant. The Company shall, in lieu of issuing any fractional share, pay the Holder entitled to such fraction a sum in cash equal to such fraction (calculated to the nearest 1/100th of a share) multiplied by the then effective Exercise Price on the date the Notice of Exercise is received by the Company.

11. No Impairment. The Company will not, by charter amendment or by reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder against impairment. Upon the request of the Holder, the Company will at any time during the period this Warrant is outstanding acknowledge in writing, in form satisfactory to Holder, the continued validity of this Warrant and the Company’s obligations hereunder.

12. Successors and Assigns. This Warrant and the rights evidenced hereby shall inure to the benefit of and be binding upon the successors of the Company and the Holder. The provisions of this Warrant are intended to be for the benefit of all Holders from time to time of this Warrant, and shall be enforceable by any such Holder.

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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer, thereunto duly authorized as of the Warrant Issue Date.

ENDOSTIM, INC. a Delaware corporation

By:
Raul E. Perez, Chairman of the Board

Exhibit A

Form of Notice of Exercise

The undersigned holder (the “Holder”) hereby exercises the right to purchase                     of the shares of Common Stock, par value $0.001 per share (the “Warrant Shares”), of EndoStim, Inc., a Delaware corporation (the “Company”), evidenced by the attached Common Stock Warrant (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Payment of Exercise Price. The Holder shall pay the Exercise Price in the sum of $                    to the Company in accordance with the terms of the Warrant.

2. Delivery of Warrant Shares. The Company shall deliver to the Holder                     Warrant Shares in accordance with the terms of the Warrant.

Date: ,

Name of Holder

By:
Name: Title: